UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  March 3, 2005



                           CENTRAL FREIGHT LINES, INC.
             (Exact name of registrant as specified in its charter)



       Nevada                          000-50485                  74-2914331
(State or other jurisdiction         (Commission                (IRS Employer
  of incorporation)                  File Number)           Identification No.)


                    5601 West Waco Drive, Waco, TX        76710
               (Address of principal executive offices) (Zip Code)


                                 (254) 772-2120
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications  pursuant to Rule 425 under the Securities Act (17
       CFR 230.425)

[    ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
       CFR 240.14a-12)

[    ] Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
       Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
       Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01  Entry into a Material Definitive Agreement.

     On March 3, 2005, the Compensation Committee and Board of Directors (the "Board") of Central Freight Lines, Inc. (the "Company") approved the hiring of Richard Stolz as the Company's Senior Vice President - Sales and Marketing. The Company agreed to pay Mr. Stolz an annual salary of $240,000 and agreed to grant him options to acquire 100,000 shares of common stock at the fair market value of the stock on the grant date. The Company also agreed that Mr. Stolz would be eligible to participate in its executive bonus program. Mr. Stolz may be terminated at any time upon payment of one year's salary at the then current level. He will not be entitled to receive such payment if he voluntarily terminates his employment or is terminated for cause.

     On March 3, 2005, the Company's Compensation Committee and Board also approved a salary increase for Jeff Hale, the Company's Senior Vice President and Chief Financial Officer. Mr. Hale's annual salary was increased to $225,000.

     On March 3, 2005, the Company's Compensation Committee and Board also approved a revised compensation structure for members of the Board of Directors who are not 10% stockholders, officers, or employees of the Company (the "Outside Directors"). During 2005 and thereafter, Outside Directors will receive an annual retainer of $20,000, plus (a) $1,500 for each meeting of the Board they attend in person, (b) $1,500 for each meeting of a Board committee they attend in person, if such meeting is not on the same day as a meeting of the full Board, (c) $750 for each meeting of a Board committee they attend in person, if such meeting is on the same day as a meeting of the full Board, and
(d) $500 for each telephonic meeting of the Board or a Board committee they attend. In addition, the Chairman of the Audit Committee will receive an annual retainer of $10,000, the Chairman of the Compensation Committee will receive an annual retainer of $1,500, the Chairman of the Nominating and Corporate Governance Committee will receive an annual retainer of $1,500, and the Outside Director who serves as Lead Independent Director will receive an annual retainer of $20,000.

Item 7.01      Regulation FD Disclosure.

     On March 3, 2005, the Company's Board of Directors voted to establish the position of Lead Independent Director and to elect Porter Hall to fill such position. The Lead Independent Director will at all times be an Outside Director who will be responsible for coordinating the activities of the Outside Directors.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CENTRAL FREIGHT LINES, INC.


Date:   March 9, 2005               By:  /s/ Jeff Hale
                                         Jeff Hale
                                         Senior Vice President and
                                         Chief Financial Officer

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